                                        EX-99.B(h)wrassafidbd

                                EXHIBIT C

                                               Bond or
Name of Bond                                   Policy No.        Insurer
------------                                   ---------         -------
Investment Company                             87015102B         ICI
Blanket Bond Form                                                Mutual
                                                                 Insurance
                                                                 Company
 Fidelity                     $24,200,000
 Audit Expense                     50,000
 On Premises                   24,200,000
 In Transit                    24,200,000
 Forgery or Alteration         24,200,000
 Securities                    24,200,000
 Counterfeit Currency          24,200,000
 Uncollectible Items of
    Deposit                        25,000
 Phone-Initiated Transactions  24,200,000

Directors and Officers/                        87015102D         ICI
Errors and Omissions Liability                                   Mutual
Insurance Form                                                   Insurance
 Total Limit                  $20,000,000                        Company

Blanket Lost Instrument Bond (Mail Loss)       30S100639551      Travelers

Blanket Undertaking Lost Instrument
 Waiver of Probate                             42SUN339806       Hartford
                                                                 Casualty
                                                                 Insurance

Effective August 31, 2002